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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 11, 2003


                                 NS GROUP, INC.

             (Exact name of registrant as specified in its charter)


                          COMMISSION FILE NUMBER 1-9838


                KENTUCKY                                     61-0985936
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)




                 530 WEST NINTH STREET, NEWPORT, KENTUCKY 41071
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (859) 292-6809



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Item 9.           Regulation FD Disclosure

                  On March 11, 2003, NS Group, Inc. ("Company") sent a notice to the directors and executive officers of the Company informing them that the previously announced blackout period, relating to a change in the Company's 401(k) plan provider, has ended as of March 11, 2003. As a result, the previously announced prohibition against directors and executive officers of the Company engaging in certain transactions involving common stock or other equity securities of the Company during the blackout period has also ended.

                  The blackout period ended earlier than the previously contemplated March 24, 2003 date due to the former and current 401(k) plan providers being able to complete the transition sooner than expected.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NS GROUP, INC.


Date:   March 11, 2003                    By:  /s/ Thomas J. Depenbrock
                                          -----------------------------
                                          Thomas J. Depenbrock
                                          Vice President, Treasurer and
                                          Chief Financial Officer